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                                                                    EXHIBIT 23.3






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 29, 1998, accompanying the consolidated financial statements of United Financial Holdings, Inc. contained in the Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



GRANT THORNTON LLP



Tampa, Florida
July 31, 1998